UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

NEXMETALS MINING CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or other jurisdiction of incorporation)

001-42750	N/A
(Commission File Number)	(IRS Employer Identification No.)

3123-595 Burrard Street Vancouver, British Columbia, Canada	V7X 1J1
(Address of principal executive offices)	(Zip Code)

(604) 770-4334

(Registrant’s telephone number, including area code)

1111 West Hastings, Suite 1500

Vancouver, British Columbia, Canada V6E 2J3

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	NEXM	Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 12, 2025, NexMetals Mining Corp. (the “Company”) entered into an agency agreement (the “Agency Agreement”) with SCP Resource Finance LP (“SCP”), as sole bookrunner, and Raymond James Ltd. (“RJ” and together with SCP, the “Lead Agents”), as co-lead agents, on their own behalf and on behalf of a syndicate of agents, which included Cormark Securities Inc. (together with the Lead Agents, the “Agents”) for the issuance and sale of up to 14,035,100 units (the “Units”) at a price of C$5.70 per Unit in a “best efforts” public offering for gross proceeds of up to C$80,000,070 (the “Offering”). Each Unit consists of (i) one common share of the Company, no par value (a “Unit Share”), and one common share purchase warrant (a “Warrant”). The Warrants were created and issued pursuant to, and are governed by, the warrant indenture (the “Warrant Indenture”) dated November 17, 2025, by and between the Company and Computershare Trust Company of Canada, as the warrant agent (the “Warrant Agent”). Each Warrant entitles the holder thereof to purchase one common share of the Company (a “Warrant Share”) at a price of C$8.00 per Warrant Share for a period of 24 months following November 17, 2025.

The Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Agency Agreement were made only for the purpose of such agreement and as of specific dates, were solely for the benefit of the parties to the Agency Agreement and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Agency Agreement, the Company agreed to pay the Agents a cash fee equal to 6.0% of the gross proceeds of the Offering, subject to a reduced rate of 2.0% in respect of certain parties identified by the Company.

The Units were sold by a short form prospectus with the securities commissions in each of the provinces of Canada (excluding Quebec). No Units were sold in the United States.

The Offering closed on November 17, 2025. The Company received gross proceeds of C$80,000,070 before deducting the agents’ fees and other offering expenses payable by the Company. The proceeds from the Offering are intended to be used for the prepayment of the first contingent milestone payment under the Asset Purchase Agreements for the Selebi and Selkirk mines, to advance exploration and development activities in Botswana, and for working capital and general corporate purposes.

The foregoing descriptions of the Agency Agreement and the Warrant Indenture are only summaries and are qualified in their entirety by reference to the complete text of the form of Agency Agreement and the Warrant Indenture, copies of which are attached as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01	Other Events.

On November 17, 2025, the Company issued a news release announcing the closing of the Offering. A copy of this news release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Warrant Indenture dated November 17, 2025, by and between the Company and Computershare Trust Company of Canada, as the warrant agent.
10.1	Agency Agreement dated November 12, 2025, between the Company and SCP Resource Finance LP, as sole bookrunner, and Raymond James Ltd., as co-lead agents, together with Cormark Securities Inc. (incorporated by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2025).
99.1	Press Release dated November 17, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMETALS MINING CORP. (Registrant)

By:	/s/ Morgan Lekstrom
Morgan Lekstrom
Chief Executive Officer

Date: November 17, 2025